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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 21, 2000, (except with respect to the matter discussed in note 15, as to which the date is January 9, 2001) included in the Company's Form 10-K for the year ended October 31, 2000 and to all references to our Firm included in this registration statement.


                                        /s/ Arthur Andersen LLP


Boston, Massachusetts
October 5, 2001